As filed with the Securities and Exchange Commission on November 29, 2018

Registration No. 333-219668

Registration No. 333-212841

Registration No. 333-197707

Registration No. 333-190272

Registration No. 333-188814

Registration No. 333-188792

Registration No. 333-176011

Registration No. 333-176009

Registration No. 333-168498

Registration No. 333-168497

Registration No. 333-136177

Registration No. 333-136176

Registration No. 333-124620

Registration No. 333-124619

Registration No. 333-87726

Registration No. 333-87722

Registration No. 333-73052

Registration No. 333-52124

Registration No. 333-52122

Registration No. 333-52120

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-219668

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-212841

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-197707

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-190272

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-188814

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-188792

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-176011

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-176009

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-168498

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-168497

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-136177

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-136176

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-124620

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-124619

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-87726

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-87722

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-73052

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-52124

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-52122

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-52120

UNDER

THE SECURITIES ACT OF 1933

_____________________

Aetna Inc.

(Exact Name of Registrant as Specified in its Charter)

_____________________

Pennsylvania	23-2229683
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

151 Farmington Avenue

Hartford, CT 06156

(Address of Principal Executive Offices, Including Zip Code)

Aetna Inc. 2016 Employee Stock Purchase Plan

Coventry Health Care, Inc. Retirement Savings Plan

Aetna Affiliate 401(k) Plan

Aetna Inc. 2011 Employee Stock Purchase Plan

Aetna Inc. 2010 Non-Employee Director Compensation Plan

Aetna Inc. 2010 Stock Incentive Plan

Aetna Inc. 2006 Employee Stock Purchase Plan

Aetna Inc. 401(k) Plan

Aetna Inc. Employee Stock Purchase Plan

Aetna Inc. 2002 Stock Incentive Plan

Aetna Inc. Incentive Savings Plan

Aetna Inc. Non-Employee Director Compensation Plan

Aetna Inc. 2000 Stock Incentive Plan

(Full Titles of the Plans)

_____________________

Colleen M. McIntosh

Senior Vice President

Aetna Inc.

151 Farmington Avenue

Hartford, CT 06156

(Name and Address of Agent for Service)

(860) 273-0123

(Telephone Number, Including Area Code, of Agent for Service)

_____________________

With copies to:

Robert M. Katz

Daniel Litowitz

Shearman & Sterling LLP

599 Lexington Avenue
New York, New York 10022-6069
Tel: (212) 848-4000

_____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

•	Registration Statement No. 333-219668, registering 2,100,000 common shares, par value $0.01 per share (the “Common Stock”), of Aetna Inc. (“Aetna”) for the Aetna Inc. 2010 Stock Incentive Plan.

•	Registration Statement No. 333-212841, registering 5,000,000 shares of Common Stock for the Aetna Inc. 2016 Employee Stock Purchase Plan.

•	Registration Statement No. 333-197707, registering 5,287,000 shares of Common Stock for the Aetna Inc. 2010 Stock Incentive Plan.

•	Registration Statement No. 333-190272, registering 6,250,000 shares of Common Stock for the Aetna Inc. 2010 Stock Incentive Plan.

•	Registration Statement No. 333-188814, registering 100,000 shares of Common Stock for the Coventry Health Care, Inc. Retirement Savings Plan.

•	Registration Statement No. 333-188792, registering 250,000 shares of Common Stock for the Aetna Affiliate 401(k) Plan.

•	Registration Statement No. 333-176011, registering 5,000,000 shares of Common Stock for the Aetna Inc. 2011 Employee Stock Purchase Plan.

•	Registration Statement No. 333-176009, registering 9,750,000 shares of Common Stock for the Aetna Inc. 2010 Stock Incentive Plan.

•	Registration Statement No. 333-168498, registering 500,000 shares of Common Stock for the Aetna Inc. 2010 Non-Employee Director Compensation Plan.

•	Registration Statement No. 333-168497, registering 6,000,000 shares of Common Stock for the Aetna Inc. 2010 Stock Incentive Plan.

•	Registration Statement No. 333-136177, registering 19,900,000 shares of Common Stock for the Aetna Inc. 2000 Stock Incentive Plan.

•	Registration Statement No. 333-136176, registering 6,500,000 shares of Common Stock for the Aetna Inc. 2006 Employee Stock Purchase Plan.

•	Registration Statement No. 333-124620, registering 22,000,000 shares of Common Stock for the Aetna Inc. 2000 Stock Incentive Plan.

•	Registration Statement No. 333-124619, registering 10,000,000 shares of Common Stock for the Aetna Inc. 401(k) Plan.

•	Registration Statement No. 333-87726, registering 6,500,000 shares of Common Stock for the Aetna Inc. Employee Stock Purchase Plan.

•	Registration Statement No. 333-87722, registering 7,500,000 shares of Common Stock for the Aetna Inc. 2002 Stock Incentive Plan.

•	Registration Statement No. 333-73052, registering 10,000,000 shares of Common Stock for the Aetna Inc. Incentive Savings Plan.

•	Registration Statement No. 333-52124, registering 5,000,000 shares of Common Stock for the Aetna Inc. Incentive Savings Plan.

•	Registration Statement No. 333-52122, registering 250,000 shares of Common Stock for the Aetna Inc. Non-Employee Director Compensation Plan.

•	Registration Statement No. 333-52120, registering 39,460,581 shares of Common Stock for the Aetna Inc. 2000 Stock Incentive Plan.

On November 28, 2018, CVS Health Corporation (“CVS”) completed its acquisition of Aetna. Pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of December 3, 2017 (the “Merger Agreement”), by and among CVS, Hudson Merger Sub Corp. (“Merger Sub”), a wholly owned subsidiary of CVS, and Aetna, Merger Sub merged with and into Aetna (the “Merger”), with Aetna continuing as the surviving company of the Merger and as a wholly owned subsidiary of CVS.

At the effective time of the Merger (the “Effective Time”), (a) each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock held by Aetna as treasury stock or owned by CVS or any of its subsidiaries in a fiduciary, representative or other capacity on behalf of other persons) was cancelled and automatically converted into the right to receive (i) 0.8378 fully paid and non-assessable shares of CVS common stock and (ii) $145.00 in cash without interest thereon, and (b) equity awards relating to Common Stock were treated in accordance with the Merger Agreement.

As a result of the Merger, Aetna has terminated any and all of the offerings of Aetna’s securities pursuant to the Registration Statements. In accordance with an undertaking made by Aetna in Part II of each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered for issuance that remain unsold at the termination of the offering, Aetna hereby removes from registration any and all of the securities of Aetna registered under the Registration Statements that remain unsold as of the date of this Amendment, and hereby terminates the effectiveness of each of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on November 29, 2018.

AETNA INC.

By:	/s/ Heather Dixon
	Name:	Heather Dixon
	Title:	Vice President, Controller and Chief Accounting Officer

No other person is required to sign this Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.